SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [     ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LMI AEROSPACE, INC. (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title to each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

LMI AEROSPACE, INC.
3600 Mueller Road
St. Charles, Missouri 63302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 3, 2002

TO OUR SHAREHOLDERS:

The Annual Meeting of the Shareholders of LMI Aerospace, Inc., a Missouri corporation, will be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, beginning at 10:00 a.m. local time on Monday, June 3, 2002 for the following purposes:

1.	To elect three Class I Directors for a term expiring in 2005 or until their successors are elected and qualified;

2.	To ratify the selection of Ernst & Young LLP to serve as the Company's independent auditor; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 21, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of all shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and number of shares registered in the name of each shareholder, will be open during usual business hours to the examination of any shareholder for any purpose germane to the annual meeting for ten days prior to the meeting at the office of the Company set forth above.

A copy of the Company’s annual report for its fiscal year ended December 31, 2001, accompanies this notice.

By Order of the Board of Directors LAWRENCE E. DICKINSON Secretary

St. Charles, Missouri
May 2, 2002

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING ACCORDING TO YOUR WISHES. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE MEETING IN PERSON.

LMI AEROSPACE, INC.
3600 Mueller Road
St. Charles, Missouri 63302

PROXY STATEMENT

Solicitation of Proxies

         The enclosed proxy is solicited by the Board of Directors of LMI Aerospace, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, beginning at 10:00 a.m. local time on Monday, June 3, 2002, or at any adjournment thereof. The accompanying Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to shareholders on or about May 2, 2002. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes.

         In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally or by mail, telephone, or telegraph if proxies are not promptly received. The cost of solicitation will be borne by the Company. However, except with respect to printing and mailing expenses, the Company does not expect to incur out-of-pocket expenses in soliciting proxies. Banks, brokers, and other custodians, nominees, and fiduciaries will be requested to send proxy materials to beneficial owners and to request voting instruction. The Company will reimburse them for their out-of-pocket expenses in so doing.

Revocation of Proxy

         If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company, Lawrence E. Dickinson, in writing of such revocation at any time prior to the voting of the proxy. An executed proxy with a later date will also revoke a previously furnished proxy.

Record Date

         Only shareholders of record at the close of business on April 21, 2002 will be entitled to vote at the meeting or any adjournment thereof.

Actions to be Taken Under Proxy

         Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, that is, Ronald S. Saks, or, if unable or unwilling to serve, Lawrence E. Dickinson, will vote:

1.	FOR the election of the persons named herein as nominees for Class I Directors of the Company for a term expiring at the 2005 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	FOR the ratification of the engagement of Ernst & Young LLP as the Company's independent auditor; and

3.	According to such person's judgment on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable to serve.

Voting Securities and Voting Rights

         On April 21, 2002, the record date of the shareholders entitled to vote at the Annual Meeting, there were outstanding 8,034,371 shares of Common Stock $0.02 par value per share, each of which is entitled to one vote on all matters submitted, including the election of directors.

         A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. The affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each person nominated for Director. Shares present at the meeting but which abstain or are represented by proxies which are marked "WITHHOLD AUTHORITY" with respect to the election of any person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such abstention or direction applies. Shares not present at the meeting will not affect the election of directors. Broker non-votes will not be treated as shares represented at the meeting with respect to the election of directors, and therefore will have no effect.

         The vote required for the approval of Proposal 2- Ratification of Ernst & Young as Independent Auditor, as well as any other matter brought before the meeting, will be the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Shares not present at the meeting will not effect the outcome as to any such matter. Shares present at the meeting which abstain (including proxies which deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter. Broker non-votes will not be treated as shares represented at the meeting as to such matter(s) voted on and therefore will have no effect.

         Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of April 21, 2002 with respect to each person known by the Company to be the beneficial owner of more than five percent of our outstanding shares of Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

 Name and Address of                 Amount and Nature of       Percent of
  Beneficial Owner                   Beneficial Ownership(1)      Class
 -------------------                 -----------------------    ----------

Ronald S. Saks                            2,939,303(2)            35.8%
3600 Mueller Road
St. Charles, Missouri  63302

Union Planters Trust & Investment           950,261(3)            11.6%
Management, as trustee
of the LMI Aerospace, Inc.
Profit Sharing Plan and Trust
1401 South Brentwood Blvd., 9th Floor
St. Louis, Missouri  63144

Joseph and Geraldine Burstein               605,296(4)             7.4%
3600 Mueller Road
St. Louis, Missouri  63302
(1)	Reflects the number of shares outstanding on April 21, 2002, and, with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of the date of this proxy statement (such options being referred to hereinafter as “currently exercisable options”).

(2)	Includes 65,751 shares held by Union Planters Trust & Investment Management through the Company's Profit Sharing Plan for the benefit of Mr. Saks, and over which Mr. Saks maintains investment power only. Also includes 159,441 shares of Common Stock held of record, or in the name of by certain trusts maintained for the benefit of, Mr. Saks' children who maintain a principal residence at Mr. Saks' residence; Mr. Saks disavows beneficial ownership of such shares. 2,714,111 shares of Common Stock deemed beneficially owned by Mr. Saks are held of record by the Ronald S. Saks Revocable Trust U/T/A dated June 21, 1991, for which Mr. Saks, as trustee, maintains voting and investment authority.

(3)	All such shares of Common Stock are held for the benefit of the LMI Aerospace, Inc. Profit Sharing Plan and Savings Plan and Trust. The shares subject to the Profit Sharing Plan include shares beneficially owned by: (i) Ronald S. Saks (65,751); (ii) Tom D. Baker (59); (iii) Ronald H. Thompson (59); (iv) Duane E. Hahn (63,495); (v) Phillip A. Lajeunesse (14,196); (vi) Bradley L. Nelson (6,101) and (vii) Robert T. Grah (31,010).

(4)	Includes 599,296 shares of Common Stock held of record by the Joseph Burstein Revocable Trust U/T/A dated August 20, 1983 for which Mr. and Mrs. Burstein, as co-Trustees share voting and investment power. Also includes 6,000 shares of Common Stock issuable upon the exercise of an immediately exercisable option to purchase such shares.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of April 21, 2002, the beneficial ownership of each current director (including the nominees for election as directors), each of the officers named in the Summary Compensation Table set forth herein, the executive officers and directors as a group of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

                                     Amount and
                                     Nature of
Name of                              Beneficial
Beneficial Owner                     Ownership(1)        Percentage of Class
----------------                     ------------        -------------------
Ronald S. Saks                        2,939,303(2)             35.8%
Joseph and Geraldine Burstein           605,296(3)              7.4%
Duane E. Hahn                           365,095(4)              4.4%
Sanford S. Neuman                       305,140(5)              3.7%
Robert T. Grah                           85,965(6)              1.0%
Phillip A. Lajeunesse                    62,571(7)                 *
Tom D. Baker                             60,059(8)                 *
Bradley L. Nelson                        45,976(9)                 *
Alfred H. Kerth, III                     21,000(10)                *
Ronald H. Thompson                        6,309(11)                *
Thomas M. Gunn                            8,000(10)                *
Thomas G. Unger                           8,000(10)                *

All directors & executive             4,602,931(12)            56.0%
officers as a group
(16 in group)

*  Less than 1%.
(1)	Reflects the number of shares outstanding on April 21, 2002, and, with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of the date of this proxy statement (such options being referred to hereinafter as "currently exercisable options").

(2)	See Note (2) to the table "Security Ownership of Certain Beneficial Owners."

(3)	See Note (4) to the table under "Security Ownership of Certain Beneficial Owners."

(4)	Includes 63,495 shares of Common Stock held of record by Union Planters Trust and Investment Management through the Company's Profit Sharing Plan for the benefit of Mr. Hahn, and over which Mr. Hahn maintains investment power only. Also includes 5,500 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(5)	Includes 282,940 shares held of record by a revocable trust of which Mr. Neuman, as trustee, has voting and investing power, and 16,200 shares held by certain trusts of which Mr. Neuman as trustee has voting and investing power. Also includes 6,000 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(6)	Includes 31,010 shares of Common Stock held of record by Union Planters Trust and Investment Management through the Company's Profit Sharing Plan for the benefit of Mr. Grah, and over which Mr. Grah maintains investment power only. Also includes 23,700 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(7)	Includes 14,196 shares of Common Stock held of record by Union Planters Trust and Investment Management through the Company's Profit Sharing Plan for the benefit of Mr. Lajeunesse, and over which Mr. Lajeunesse maintains investment power only. Also includes 7,250 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(8)	Includes 59 shares of Common Stock held of record by Union Planters Trust and Investment Management through the Company's Profit Sharing Plan for the benefit of Mr. Baker, and over which Mr. Baker maintains investment power only. Also includes 60,000 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(9)	Includes 6,101 shares of Common Stock held of record by Union Planters Trust and Investment Management through the Company's Profit Sharing Plan for the benefit of Mr. Nelson, and over which Mr. Grah maintains investment power only. Also includes 23,853 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(10)	Includes 6,000 shares of Common Stock issued upon the exercise of immediately exercisable options to purchase such shares.

(11)	Includes 59 shares of Common Stock held of record by Union Planters Trust and Investment Management through the Company's Profit Sharing Plan for the benefit of Mr. Thompson, and over which Mr. Thompson maintains investment power only. Also includes 6,250 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(12)	Includes 156,303 shares subject to currently exercisable options held by non-director executives of the Company and 30,000 shares subject to currently exercisable options held by directors of the Company.

PROPOSAL 1 - ELECTION OF DIRECTORS

Information About The Nominees and Current Directors

         The Company's Restated Articles of Incorporation and Amended and Restated Bylaws provide for a division of the Board of Directors into three classes. One of the classes is elected each year to serve a three-year term. The term of each of the current Class I Directors expires at the 2002 Annual Meeting of Shareholders. It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote for the election of the Class I nominees listed below to serve until the 2005 Annual Meeting of Shareholders.

         The following table sets forth for each nominee and director continuing in office, such director's age, principal occupation for at least the last five years, present position with the Company, the year in which such director was first elected or appointed a director (each serving continuously since first elected or appointed), directorships with other companies whose securities are registered with the Securities and Exchange Commission, and the class and expiration of such director's term as director.

             Class I: To be elected to serve as Director until 2005

                                                                      Service as
  Name                Age       Principal Occupation               Director Since
  ----                ---       --------------------               --------------

Sanford S. Neuman      66    Assistant Secretary of the Company;          1984
                             Managing Member of the law firm,
                             Gallop, Johnson & Neuman, L.C. since May
                             2000; Member of Gallop, Johnson & Neuman,
                             L.C. for more than the last five years.

Duane E. Hahn          49    Vice President, Regional Manager since       1990
                             1996; prior thereto, Vice President and
                             General Manager of the Auburn facility
                             since 1988; prior thereto, Assistant
                             General Manager since 1984.

              Class II: To continue to serve as Director until 2003

                                                                      Service as
  Name                Age       Principal Occupation               Director Since
  ----                ---       --------------------               --------------

Thomas M. Gunn         58    Retired. Prior to 1997, Senior Vice          1998
                             President of Business Development
                             for McDonnell Douglas.

Alfred H. Kerth, III   50    President and Chief Operating Officer        1998
                             of the Eads Center, a strategic
                             consulting service; prior thereto,
                             Senior Vice President and Senior
                             Partner at Fleishman-Hillard in
                             St. Louis since 1987.

Thomas Unger           53    Director of Fife Fabrication, Inc.,          1999
                             a manufacturer of sheet metal parts and
                             assemblies, since early 1998; prior
                             thereto, Chief Executive Officer of
                             Tyee Aircraft since 1982.

             Class III: To continue to serve as Director until 2004

                                                                      Service as
  Name                Age       Principal Occupation               Director Since
  ----                ---       --------------------               --------------

Ronald S. Saks         58    Chief Executive Officer and President        1984
                             since 1984.

Joseph Burstein        74    Chairman of the Board of the Company         1984
                             since 1984.

Tom D. Baker           56    Chief Operating Officer of the Company       2001
                             since January, 2000; prior thereto,
                             Executive Vice President of Allied
                             Automotive Group, a trucking transportation
                             company, since 1994.

The Board of Directors recommends a vote "FOR" each of the Class I Directors.

Director’s Compensation

         The Company paid to each director who is not an employee of the Company $1,500 for each Board meeting or committee meeting attended, and reimbursed all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. No director who is an employee of the Company received compensation for services rendered as a director.

         The Company also maintains the Amended and Restated LMI Aerospace, Inc. 1998 Stock Option Plan, which provides for an automatic annual grant to the Company's non-employee directors of non-qualified stock options to purchase 3,000 shares of the Company's Common Stock. Such options are granted on the date of the Company's Annual Meeting of Shareholders, with each option having an exercise price equal to the market value of the Company's Common Stock at the close of business on such date. The options granted to non-employee directors pursuant to the plan are immediately exercisable for a period ending on the earlier of the tenth anniversary of the date of grant or the termination of an optionee's status as a director of the Company; provided, however, that if such termination is the result of the death or disability of such non-employee director, such non-employee director, or his or her personal representative, shall have the same rights with respect to his or her options as those provided to employees of the Company.

Information Concerning the Board of Directors and Committees

         During the fiscal year that ended on December 31, 2001, the Board of Directors held four regular meetings and four special meetings. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the total number of meetings held during the period by all committees of the Board of Directors on which he served.

         The Board of Directors has a standing Audit Committee and Compensation Committee. The Audit Committee is comprised of Messrs. Gunn, Kerth and Unger, each of whom are "independent" pursuant to the standards imposed by the NASDAQ Stock Market. The Audit Committee evaluates significant matters relating to the audit and internal controls of the Company and reviews the scope and results of the audits conducted by the Company's independent public accountants. During the 2001 fiscal year, the Audit Committee met two times. The Audit Committee functions pursuant to a written charter.

         The Compensation Committee consisting of Messrs. Saks, Neuman, Kerth and Gunn, reviews the Company's remuneration policies and practices, including executive compensation, and administers the Company's stock option plans. During the 2001 fiscal year, the Compensation Committee met two times.

         The Board of Directors evaluates and nominates qualified nominees for election or appointment as directors and qualified persons for selection as executive officers. The Board of Directors will give appropriate consideration to a written recommendation by a shareholder for the nomination of a qualified person to serve as a director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Board of Directors to properly evaluate such nominee's qualifications to serve as a director.

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table reflects compensation paid or payable for fiscal years 2001, 2000 and 1999 with respect to the Company's chief executive officer, each of the five most highly compensated executive officers, whose 2001 salaries and bonuses combined exceeded $100,000 in each instance. Mr. Thompson, while not an executive officer of the Company, is included in the following table because he otherwise qualifies for inclusion therein.

                                ANNUAL COMPENSATION          LONG TERM COMPENSATION
                             ------------------------   --------------------------------
                                                                AWARDS          PAYOUTS
                                                        --------------------------------
                                                        RESTRICTED  SECURITIES
  NAME AND                                                STOCK     UNDERLYING   LTIP
  PRINCIPAL                    SALARY    BONUS            AWARD       OPTIONS   PAYOUTS   ALL OTHER
  POSITION             YEAR    ($)(1)     ($)     OTHER   ($)(2)       (#)         ($)   COMPENSATION
---------------------------------------------------------------------------------------------------------
Ronald S. Saks          2001   240,425    13,192     0       0             0        0         0
President and CEO       2000   240,200         0     0       0             0        0         0
                        1999   240,515         0     0       0             0        0         0
-------------------------------------------------------------------------------------------------------
Tom D. Baker            2001   190,425    18,794     0       0        40,000        0         0
Chief Operating         2000   178,485         0     0       0        40,000        0         0
Officer(2)
------------------------------------------------------------------------------------------------------
Duane E. Hahn           2001   140,425    25,277     0       0         3,500        0         0
Vice President          2000   140,425     1,620     0       0             0        0         0
                        1999   150,425    37,520     0       0         4,000        0         0
------------------------------------------------------------------------------------------------------
Phillip A. Lajeunesse   2001   130,425    25,277     0       0         3,500        0         0
General Manager         2000   130,425         0     0       0             0        0         0
                        1999   135,425     8,572     0       0         7,500        0         0
------------------------------------------------------------------------------------------------------
Bradley L. Nelson       2001   130,425    25,277     0       0         3,500        0         0
General Manager         2000   130,425         0     0       0        15,103        0         0
                        1999   115,425     3,572     0       0         7,500        0         0
------------------------------------------------------------------------------------------------------
Robert T. Grah          2001   130,425    25,277     0       0         3,500        0         0
General Manager         2000   130,425         0     0       0        16,450        0         0
                        1999   115,425     3,572     0       0         7,500        0         0
------------------------------------------------------------------------------------------------------
Ronald H. Thompson(3)   2001   150,425    20,277     0       0         2,500        0         0
Director of Estimating  2000   117,925    15,000     0       0             0        0         0
Engineering &           1999    14,773         0     0       0         7,500        0         0
Technology
(1)	Includes cash and common stock contributed to the Company's profit sharing and 401(k) plan.

(2)	Mr. Baker was appointed by the Board of Directors to serve as the Company's Chief Operating Officer on January 21, 2000.

Option/SAR Grants in Last Fiscal Year

         The following table sets forth certain information with respect to grants of stock options pursuant to the Company's Amended and Restated 1998 Stock Option Plan to each of the Named Officers during the year ended December 31, 2001. No stock options were granted to Ronald S. Saks, the Company's Chief Executive Officer. No stock appreciation rights were granted to the Named Officers during such year.

              Individual Grants                                     Potential Realizable
-----------------------------------------------------------------  Value At Assumed Annual
                              Percent Of                            Rates Of Stock Price
                                Total                                 Appreciation For
                 Number of    Options/SARs                              Option Term
                Securities    Granted To    Exercise             -------------------------
                Underlying    Employees     Of Base
               Options/SARs    In Fiscal     Price     Expiration
Name            Granted (#)      Year        ($/Sh)      Date         5% ($)     10% ($)
 (a)                (b)           (c)         (d)         (e)          (f)         (g)
-----------------------------------------------------------------------------------------
Tom D. Baker       40,000        30.4%        $2.00      1/23/11      50,311     127,499
-----------------------------------------------------------------------------------------
Duane E. Hahn       3,500         2.7%        $2.00      1/23/11       4,402      11,156
-----------------------------------------------------------------------------------------
Phillip A.
Lajeunesse          3,500         2.7%        $2.00      1/23/11       4,402      11,156
-----------------------------------------------------------------------------------------
Bradley L. Nelson   3,500         2.7%        $2.00      1/23/11       4,402      11,156
-----------------------------------------------------------------------------------------
Robert T. Grah      3,500         2.7%        $2.00      1/23/11       4,402      11,156
-----------------------------------------------------------------------------------------
Ronald H. Thompson  2,500         1.9%        $2.00      1/23/11       3,144       7,969
(1)	The option listed above was granted at the average of the closing bid and ask price on the date of grant. The potential realizable value assumes a rate of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. Such rates are required by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future prices of the Common Stock.

Aggregated Option/SAR Exercises in the Last Fiscal Year
and Fiscal Year-End Options/SAR Values

         The following table sets forth certain information concerning option exercises and option holdings for the year ended December 31, 2001 with respect to each of the Named Officers. There were no exercises of options by the Named Executive Officers for the year ended December 31, 2001. Ronald S. Saks, the Company's Chief Executive Officer, does not hold any stock options. No stock appreciation rights were exercised by the Named Officers during such year nor did any Named Officer hold any stock appreciation rights at the end of that year.

                                                      Number of
                                                     Securities             Value of
                                                     underlying           Unexercised
                                                     Unexercised          In-The-Money
                                                   Options/SARs At      Options/SARs At
                      Shares                       Fiscal Year Ended    Fiscal Year End
                   Acquired On         Value       (#) Exercisable/     ($)Exercisable/
Name               Exercise (#)   Realized ($)(1)   Unexercisable      Unexercisable(1)
 (a)                   (b)             (c)               (d)                  (e)
----------------------------------------------------------------------------------------
Tom D. Baker             0             0            40,000/71,999        56,160/74,240
----------------------------------------------------------------------------------------
Duane E. Hahn            0             0              2,000/5,500         3,140/11,260
----------------------------------------------------------------------------------------
Phillip A.
Lajeunesse               0             0              3,750/7,250         5,888/14,008
----------------------------------------------------------------------------------------
Bradley L. Nelson        0             0             20,353/7,750        28,183/14,008
----------------------------------------------------------------------------------------
Robert T. Grah           0             0             20,200/7,250        30,172/14,008
----------------------------------------------------------------------------------------
Ronald H. Thompson       0             0              3,750/6,250         4,888/10,688

(1)    The  monetary  value used in this  calculation  is $4.32 per share,  the fair  market  value of the stock as of December 31, 2001.

Employment Arrangements with Named Officers

         As of January 1, 1997, the Company entered into an employment agreement with Ronald S. Saks providing for his employment as the Chief Executive Officer of the Company. The initial term of the agreement expires on December 31, 2002 and is automatically extended for successive one-year periods unless otherwise terminated by either party. Mr. Saks' employment agreement provides for an annual base salary of $240,000, payable in equal monthly installments. The agreement provides for a performance bonus if the Company's annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $245,000.

         On January 21, 2000, the Company entered into an employment agreement with Tom D. Baker providing for his employment as the Chief Operating Officer of the Company. The agreement is for a two year term that automatically extends for successive one-year periods. Mr. Baker's employment agreement provides for an annual base salary of $190,000. Mr. Baker is also entitled to a performance bonus if the Company's annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $95,000.

         On January 1, 2001, the Company entered into an employment agreement with Ronald H. Thompson for his employment as General Manager of the Company's manufacturing plant located in St. Charles, Missouri. Mr. Thompson is now the Company's Director of Estimating, Engineering and Technology, and no longer serves in the capacity as an executive officer. Mr. Thompson's agreement is for a two-year period that automatically extends for successive one-year periods thereafter. Mr. Thompson's base salary is $150,000, payable pursuant to the Company's payroll practices, and Mr. Thompson is eligible to receive an annual performance bonus if the Company's annual net income on the last day of each fiscal year is more than $2.5 million. Mr. Thompson's bonus is capped at $70,000.

         The employment agreements between the Company and Messrs. Saks, Baker and Thompson may be terminated upon: (i) the dissolution of the Company, (ii) the death or severe disability of the respective executive, (iii) ten days written notice by the Company upon breach or default of the terms of the agreement by the executive, or (iv) the unsatisfactory performance of the executive's duties. The employment agreements entered into by Messrs. Baker and Thompson also permit the Company to terminate their employment following an act of misconduct.

         On January 1, 2002, the Company entered into an employment agreement with Duane E. Hahn for his employment as the Company's Vice President for Continuous Improvement. Mr. Hahn's agreement is for a two-year term that automatically extends for successive one-year periods. The agreement provides for a base salary of $150,000 during the 2002 fiscal year, and $155,000 each additional year thereafter, payable pursuant to the Company's payroll policies. Mr. Hahn is entitled to receive a performance bonus if the Company's annual net income on the last day of each fiscal year is more than $2 million. Mr. Hahn's performance bonus is capped at $81,000.

         The Company entered into employment agreements with Bradley L. Nelson, Robert T. Grah and Phillip A. Lajeunesse as of January 1, 2002, providing for their employment as General Managers of the Company's manufacturing facilities located in Auburn, Washington, Tulsa Oklahoma, and Wichita, Kansas, respectively. The term of each agreement is for two years, which automatically extend for successive one-year periods thereafter. Each agreement provides for the payment of an annual base salary of $140,000 during the 2002 fiscal year and $145,000 during each additional year thereafter, payable pursuant to the Company's payroll policies, along with a performance bonus if the Company's annual net income as of the last day of each fiscal year is more than $2 million. Each bonus is capped at $81,000.

         Each of the agreements entered into by Messrs. Hahn, Nelson, Grah, and Lajeunesse may be terminated upon: (i) the dissolution of the Company, (ii) at the Company's option, if the Company determines the employee is not performing his duties to the satisfaction of the Company, (iii) the death or disability of the employee, (iv) ten days written notice by the Company to the employee upon breach or default by the employee of any terms of the agreement, (v) at the Company's option, following an act of misconduct by the employee, or (vi) at the employee's option, upon 30 days written notice to the Company. In the event that Messrs. Hahn, Nelson, Grah or Lajeunesse are terminated for a reason set forth in (i) or (ii) above, each employment agreement provides for the payment of severance compensation ranging from six months to twelve months base salary based on their number of years of service to the Company on the date of termination.

         In addition, Mr. Hahn's employment agreement provides that following a change in control, in the event Mr. Hahn is involuntarily terminated by the Company or terminates his employment with the Company for good reason, Mr. Hahn is entitled to severance pay equal to two times his base salary plus the pro-rated portion of any reasonably anticipated performance bonus. If Mr. Hahn voluntarily terminates his employment without good reason following a change in control, he is entitled to receive severance ranging from six months to twelve months base salary, based on his number of years of service to the Company on such date of termination. Mr. Hahn's employment agreement defines a change in control as the acquisition of more than fifty percent of the Company's stock by a group of shareholders or an entity.

         All of the above-described employment agreements provide that in addition to the base salary and formula based performance bonuses, the employees may receive such additional bonus as the Board may authorize, and shall also participate in any health, accident and life insurance programs and other benefits available to the employees of the Company. The employment agreements also provide that the employees are entitled to an annual paid vacation as well as the use of an automobile.

Compensation Committee Interlocks and Insider Participation

         The following persons are on the Compensation Committee of the Company: Ronald S. Saks, Sanford S. Neuman, Thomas M. Gunn and Alfred H. Kerth, III. Mr. Saks is the President and Chief Executive Officer of the Company. Mr. Neuman is the Managing Member and a Member of the law firm, Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

REPORT OF COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for recommending to the Board of Directors a compensation package and specific compensation levels for executive officers of the Company. In addition, the Committee establishes and administers the award of stock options under the LMI Aerospace, Inc. 1998 Stock Option Plan.

Compensation Policies

         The Company's executive compensation program is designed to be closely linked to corporate performance. The overall compensation plan provides the Company's executive officers with competitive base salary compensation, with the opportunity to earn additional cash compensation based upon the Company's achievement of certain specified annual income targets. The Company awards stock options to executive officers in an effort to increase executive stock ownership in order to drive long term growth in value for all of the Company's shareholders. The Company's compensation strategy seeks to place a significant portion of an executive's compensation package at risk, thereby motivating these individuals to execute the tactics necessary to ensure continued growth, profitability and shareholder value.

Base Salary

         Base salaries for each of the Company's executive officers, other than the Chief Executive Officer, are based upon recommendations by the Company's Chief Executive Officer and a review of additional factors, including compensation data for comparable companies and positions, tenure and seniority, and an evaluation of individual performance. The Compensation Committee believes that comparable companies for purposes of determining executive compensation are not necessarily those companies included in the S & P Small Cap Aerospace/Defense Index or the peer group included as part of the Performance Graph to this Proxy Statement.

Bonus

         The Company's executive officers have the ability to earn an annual performance bonus based on the Company's achievement of certain specified income goals. Each executive officer, pursuant to the terms of his respective employment agreement, has the right to receive a performance bonus equal to a particular percentage of the Company's net income within certain target ranges. Each officer's performance bonus is capped at an appropriate level in light of each officer's total compensation package. The Board of Directors reserves the right to grant additional bonus compensation to executive officers under extraordinary circumstances.

Stock Options

         Since the Company's initial public offering in 1998, the Company has attempted to provide its employees with incentives in order to maximize the Company's financial performance and to align employee interests with those of the Company's shareholders. During 2002, the Company granted stock options to each of the Company's executive officers, excluding the Company's Chief Executive Officer. In determining when and in what amounts to issue stock options, the Committee considers the recommendations of the Company's Chief Executive Officer and a review of executive compensation and performance.

Employment Agreements

         During the 2001 fiscal year, the Compensation Committee recommended that the Company enter into revised employment arrangements with each of the Company's executive officers, with the exception of Mr. Saks and Mr. Baker. In order to account for the contrasting nature of duties performed by the Company's executive officers, the Committee recommended the adoption of two forms of employment agreements, one for the Company's executive officers overseeing manufacturing activities at the Company's manufacturing plants and one for the Company's administrative officers. Each form was crafted with a view toward the Company's general compensation strategy, and with an understanding of competitive compensation levels of comparable companies for similar job functions.

Chief Executive Officer Compensation

         The Compensation Committee was formed in 1998 in conjunction with the Company's initial public offering. The contractual agreement with the Company's Chief Executive Officer and President, Ronald S. Saks, was approved by the Board of Directors prior to the formation of the Compensation Committee. The base salary and bonus package granted to Mr. Saks was based upon compensation packages for presidents and chief executive officers of peer companies, performance of the Common Stock of the Company given the significant ownership Mr. Saks has in the Company and the financial performance of the Company. Mr. Saks' base salary for 2001 and the remaining year covered by his employment agreement is $240,000 per annum. Mr. Saks is eligible for a performance bonus of 3% of the Company's pre tax income above $5 million, not to exceed $245,000 in any fiscal year.

Ronald S. Saks
Sanford S. Neuman
Alfred H. Kerth, III
Thomas M. Gunn

AUDIT COMMITTEE REPORT

         In connection with the December 31, 2001 financial statements, the Audit Committee has:

  reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2001;
  discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants;
  received and reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence; and
  considered whether the provision of financial information systems design and implementation and other non-audit services is compatible with maintaining the independence of the Company's independent auditors.

         Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Thomas Unger, Chairman of the Audit Committee
Thomas M. Gunn, Member
Alfred H. Kerth III, Member

Fees Billed by Independent Public Accountants

         The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by Ernst & Young, LLP, the Company's principal accountant, for the year ended December 31, 2001:

                                                         Amount
                                                       ---------

      Audit Fees(1)                                     $173,100
      Financial Information Systems Design
        and Implementation Fees(2)                             0
      All Other Fees(3)                                   81,839
                                                        --------
                           Total Fees                   $254,939
                                                        ========

(1)     Includes annual financial statement audit and limited quarterly review services.

(2)      No such services were provided by Ernst & Young, LLP for the most recent fiscal year.

(3)      Primarily represents income tax services of $28,048 and acquisition and other audit related support services of $53,791.

Comparison of LMI Aerospace, Inc. Cumulative Total Return

         Set forth below is a line graph presentation comparing cumulative shareholder returns since June 30, 1998, the date of the Company's initial public offering, on an indexed basis with the S & P 500 Index, S & P Small Cap Aerospace/Defense Index, which is a nationally recognized industry standard index, and an index of peer companies selected by the Company. The Company intends to substitute the S & P 500 Index in place of the S & P Small Cap Aerospace/Defense Index in order to permit comparison of the Company's Common Stock performance against a broader equity market index. The Company has included both the S & P 500 Index and the S & P Small Cap Aerospace/Defense Index in the graph set forth below.

         The graph assumes the investment of $100 in LMI Aerospace, Inc. Common Stock, the S & P 500 Index, the S & P Small Cap Aerospace/Defense Index, and the peer group index on June 30, 1998, as well as the reinvestment of all dividends. There can be no assurance that the performance of the Company's stock will continue into the future with the same or similar trend depicted in the graph below.

         The peer group companies are weighted based on market capitalization and are as follows: Aerosonic Corp.; Allied Research Corp.; Ducommun Inc.; DRS Technologies Inc.; EDAC Technologies Corp.; EDO Corp.; First Aviation Services Inc.; Hawker Pacific Aerospace; Kellstrom Industries; SIFCO Industries; and Spacehab Inc.

                                    [GRAPH]

                         6/30/98    12/31/98    12/31/99    12/31/00    12/31/01
                         -------    --------    --------    --------    --------

LMI Aerospace, Inc.         100        58           27          22           43

S&P 500                     100       108          130         116          101

S&P Aerospace/              100       104           52          53           49
Defense Index

Self-Determined Peer        100        71           55          50           91
Group

Certain Transactions

         From time to time the Company has engaged in various transactions with certain of its directors, executive officers and other affiliated parties. The following paragraphs summarize certain information concerning certain transactions and relationships that have occurred during the past fiscal year or are currently proposed.

         Sanford S. Neuman, a director of the Company, is Managing Member and a Member of the law firm, Gallop, Johnson & Neuman, L.C. which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

         The terms of the foregoing transactions were negotiated on an arm's-length basis. All future transactions between the Company and its officers, directors, principal shareholders and affiliates must be approved by a majority of the independent and disinterested outside directors.

Section 16(a) Beneficial Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to the Company or written representations that no reports were required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the 2001 fiscal year, with the exception that Annual Statements of Changes in Beneficial Ownership on Form 5 were not timely filed to reflect the grant of stock options to Tom D. Baker, Duane E. Hahn, Phillip A. Lajeunesse, Bradley L. Nelson, Robert T. Grah, Lawrence E. Dickinson, Michael J. Biffignani and Ernest R. Star.

PROPOSAL 2 -RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP, as the Company's independent auditors to audit the consolidated financial statements of the Company for the current fiscal year ending December 31, 2002.

         A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. One or more of the representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. If the Company's shareholders do not ratify this appointment at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon the recommendation of the Audit Committee.

The Board of Directors recommends a vote "FOR" the ratification of
Ernst & Young LLP as the Company's independent auditors.

ANNUAL REPORT

         The Annual Report of the Company for the 2001 fiscal year accompanies this Notice of Annual Meeting and Proxy Statement.

FUTURE PROPOSALS

         Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company by January 2, 2003 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

         In order for a shareholder to bring other business before the Annual Meeting of Shareholders, timely notice must be given to the Company by March 18, 2003. Such notice must include a description of the proposed business and the reasons therefor. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. These requirements are separate from the procedural requirements a shareholder must meet to have a proposal included in the Company's proxy statement.

OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than as set forth in the Notice that accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2001 FILED WITH THE COMMISSION IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO LMI AEROSPACE, INC., 3600 MUELLER ROAD, ST. CHARLES, MISSOURI 63302, ATTENTION: LAWRENCE E. DICKINSON.

By Order of the Board of Directors,

LAWRENCE E. DICKINSON
Secretary

St. Charles, Missouri
May 2, 2002

PROXY

LMI AEROSPACE, INC.
ANNUAL MEETING OF SHAREHOLDERS
June 3, 2002

The undersigned hereby appoints Ronald S. Saks, with full power of substitution, or if Ronald S. Saks is unable or declines to exercise such rights hereunder, the undersigned appoints Lawrence E. Dickinson, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, $0.02 par value per share, of LMI Aerospace, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, beginning at 10:00 a.m. local time, Monday, June 3, 2002, and at any adjournment thereof, on the following items of business as set forth in the Notice of Annual Meeting and Proxy Statement:

1.      ELECTION OF DIRECTORS:

|__|	FOR all nominees listed below (or such other person designated by the Board of Directors to replace any unavailable nominee) to be allocated among such nominees in his discretion

|__|	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: Sanford S. Neuman and Duane E. Hahn Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:
                       _________________________________
2.	RATIFICATION OF THE ENGAGEMENT OF ERNST & YOUNG AS INDEPENDENT AUDITOR:

               |__|     FOR     |__|      AGAINST     |__|     ABSTENTION

3.	OTHER MATTERS

In his discretion with respect to the transaction of such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION, FOR THE RATIFICATION OF ERNST & YOUNG AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                 DATE ______________________________, 2002

                                 ________________________________________

                                 ________________________________________

Please date and sign exactly as your name appears on the envelope. In the case of joint holders, each should sign. When signing as attorney, executor, etc., give full title. If signer is a corporation, execute in full corporate name by authorized officer.